SHARE SUBSCRIPTION

TO: Tonse Solutions Limited (the "Company")

Norsat S.A. ("Norsat") agrees to subscribe for the securities listed in the attached term sheet on the conditions set out in that term sheet. This subscription is being provided concurrent with the entering into of lending arrangements between the Company and an affiliate of Norsat.

The Company and Norsat agree that on acceptance of this share subscription by the Company, the share subscription will become binding on the Company but will not become binding on Norsat until further confirmation of the obligation to make the share investment is provided by Norsat, such confirmation to be deemed to have been given when Norsat provides subscription funds to the Company.

NORSAT S.A.

By: ______________________
Authorized Signatory

Share Subscription accepted, December 11, 2009

TONSE SOLUTIONS LIMITED

By: ______________________
Authorized Signatory

SHARE SUBSCRIPTION

TO: Tonse Solutions Limited (the "Company")

Norsat S.A. ("Norsat") agrees to subscribe for the securities listed in the attached term sheet on the conditions set out in that term sheet. This subscription is being provided concurrent with the entering into of lending arrangements between the Company and an affiliate of Norsat.

The Company and Norsat agree that on acceptance of this share subscription by the Company, the share subscription will become binding on the Company but will not become binding on Norsat until further confirmation of the obligation to make the share investment is provided by Norsat, such confirmation to be deemed to have been given when Norsat provides subscription funds to the Company.

NORSAT S.A.

By: ______________________
Authorized Signatory

Share Subscription accepted, December 11, 2009

TONSE SOLUTIONS LIMITED

By: ______________________
Authorized Signatory

NORSAT S.A.

Term Sheet for Equity Investment in Tonse Solutions, Inc.

Subscriber	Norsat S.A.
Investee:	Tonse Solutions, Inc.
Shares acquired:	Common equity of the Company in an amount equal to 19.99% of the outstanding voting shares at the time of investment.
Aggregate Purchase Price:	US$500,000
Fully Paid:	All shares acquired by Norsat will be fully paid shares of the Company and at no time will Norsat be required to make additional capital contributions on account of the shares or in order to maintain ownership of, and exercise rights attached to, the shares.
Use of Funds:	The Company will use the amount invested for business expansion, working capital and capital expenditure in accordance with the approved budget and business plan of the Company.
Voting, Dividend and Liquidation Rights:	Fully voting and participation rights as all other equity holders.
Pro Rata Rights:	Norsat will have a pre-emptive right to purchase up to its pro rata share of any securities offered by the Company, on the same price, terms and conditions as the Company proposes to issue, including any issue on the exercise of any convertible securities.
Information Rights:	Norsat will be provided with all financial, business and legal information which may be provided to the board of directors of the Company, including but not limited to monthly and quarterly financial statements, key performance indicators, management reports and monthly bank statements, annual management reports and annual financial statements. Norsat will also have the same rights as directors have to inspect the assets, books and records of the Company. Norsat will be provided with copies of all notices of board meetings, including all information provided to directors at the meetings, and will be entitled to send an observer to attend each board meeting.

Business Plan: The Company covenants to follow the Business Plan attached as an exhibit to this term sheet. Any changes to the Business Plan will require the approval of Norsat.

Shareholder Agreement: In addition to the Subscription Agreement, the Company, all its shareholders and Norsat will also enter into a Unanimous Shareholders Agreement, reasonably acceptable to Norsat and the other shareholders, containing customary provisions, including the following:

(a) first refusal and co-sale rights in connection with any proposed transfers of shares in the Company;
(b) minority protection provisions specifying certain corporate transactions that require the consent of Norsat; and
(c) a requirement that all shareholders be party to the shareholder agreement.

Expenses: Each party will bear their own costs for the preparation of all documentation in respect of the issue and sale of the shares, with the Company's controlling shareholders being responsible for the expenses of the Company.

Closing: Completion of the offering is subject to the entering into of the subscription and shareholder agreements and the receipt of all required consents, approvals and waivers

Exhibit to Term Sheet

Business Plan of the Company

(attach plan)

		November	December	January	February	March	April	May	June	July	August	September	October	November	December	Total
Units Sold		0	0	6	12	18	24	30	36	42	48	54	60	66	66	462
Corporate	500.00	0	0	3000.00	6000.00	9000.00	12000.00	15000.00	18000.00	21000.00	24000.00	27000.00	30000.00	33000.00	33000.00	231000.00
Units Sold		0	0	50	50	50	50	50	50	100	100	100	100	100	100	900
Consumer	130.00	0	0	6500.00	6500.00	6500.00	6500.00	6500.00	6500.00	13000.00	13000.00	13000.00	13000.00	13000.00	13000.00	117000.00
Installation	100.00	0	0	5600.00	6200.00	6800.00	7400.00	8000.00	8600.00	14200.00	14800.00	15400.00	16000.00	16600.00	16600.00	136200.00
WiFi Hot Spots		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Internet Cafe's		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
				15100.00	18700.00	22300.00	25900.00	29500.00	33100.00	46200.00	51800.00	55400.00	59000.00	62600.00	62600.00	484200.00
G&A																
Salaries																
Sales X Senior	2	0	0	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	12000.00
Sales X Tranee	2	0	0	0	700.00	700.00	700.00	700.00	700.00	700.00	700.00	700.00	700.00	700.00	700.00	7700.00
Sales 5% (Not yet determined)		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.00
Admin	1	0	0	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	3600.00
Technical people	5	0	0	700.00	1500.00	1500.00	2500.00	2500.00	2500.00	2500.00	2500.00	2500.00	2500.00	2500.00	2500.00	26200.00
Accountant	1	0	0	400.00	400.00	400.00	400.00	400.00	400.00	400.00	400.00	400.00	400.00	400.00	400.00	4800.00
CEO	1			1500.00	1500.00	1500.00	1500.00	1500.00	1500.00	2500.00	2500.00	2500.00	2500.00	2500.00	2500.00	24000.00
GM	1	0	0	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	3500.00	42000.00
Audit fees		0	0	0	0	0	0	0	0	0	0	0	0	0	10000.00	10000.00
Bank charges		0	0	0	500.00	500.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	10000.00
Office Rental Cost		0	0	350.00	350.00	350.00	350.00	350.00	350.00	350.00	350.00	350.00	350.00	350.00	350.00	4200.00
Server Space Rental		0	0	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	3600.00
Water		0	0	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	1800.00
Electricity + rates		0	0	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	2400.00
Consulting fees		0	0	0	0	0	0	0	0	0	0	0	0	0	0	0.00
Fuel & Oil		0	0	600.00	600.00	600.00	600.00	600.00	1200.00	1200.00	1200.00	1200.00	1200.00	1200.00	1200.00	11400.00
Insurance		0	0	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	1000.00	12000.00
Printing and stationery		0	0	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	2400.00
Travel + Accommodation		0	0	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	6000.00
Training and Road Shows		0	0	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	500.00	6000.00
Security (x 1 Guards +		0	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	1300.00
Meals + Entertainment		0	0	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	200.00	2400.00
Telephone (Zain)		0	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	3900.00
Telephone (MTL)		0	200.00	200.00	200.00	200.00	200.00	200.00	200.00	400.00	400.00	400.00	400.00	400.00	400.00	3800.00
Other Expenses		0	0	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	300.00	3600.00
Legal Fees		0	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	150.00	1950.00
Advertising + Materials Incl. WiFi Hotspots + Internet Cafes		0	0	1000.00	1000.00	3000.00	0	1000.00	0	1000.00	0	1000.00	0	1000.00	0	9000
Towers Co-Siting		0	0	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	2000.00	24000.00
Bandwidth (MTL)		0	0	0.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	11760.00	129360.00
Transportation																
Interest (10%)									5833.33	5833.33	5833.33	5833.33	5833.33	5833.33	5833.33	40833.33
TOTAL		0	750	15450.00	29210.00	31210.00	29710.00	30710.00	36143.33	38343.33	37343.33	38343.33	37343.33	38343.33	47343.33	410243.33
Profit/Loss				-350.00	-10510.00	-6910.00	-3810.00	-1210.00	-3043.33	9856.67	14456.67	17056.67	21656.67	24256.67	15256.67	73956.67
Capex				23056.00							16500					
Cash			30000.00	6594	6084.00	7174.00	13364.00	12154.00	9110.67	18967.33333	16924	33980.66667	55637.33333	79894	95150.66667	
Cash transfers					10000	10000	10000									
CPE's																
purchased			250			100			100	200	200					
Used				56	62	68	74	80	86	142	148	154	160	166	168	1392
in stock			250	194	132	164	90	10	24	82	134	-20	-180	-346	-512	-1874

Start - Up Budget		beginning	delayed
Fence (Bricks/Cement/Labour/Electric)		3000	
Air Conditioners		2000	
Cars X 4		10000	10000
Tonse Logo + Other Designs			1000
Branding (Cars + Office)			1000
Office Furniture		2000	2000
Website		2000	
Business Cards		200	
Computers		3000	1000
Printer		500	
Launch Party (February)			1500
5.8 GHz WIMax License		356	
Ladders		600	
		23056	**16500**